                                                                   EXHIBIT 10.23

                       CONSULTING AND RETIREMENT AGREEMENT


     Sara Lee Corporation (the "Company") and James R. Carlson ("Executive") enter into this Consulting and Retirement Agreement (this "Agreement") on the 15th day of March, 2000 (the "Effective Date").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Executive is employed by the Company as a Senior Vice President;

     WHEREAS, Executive and the Company desire to enter into an agreement relating to Executive's retirement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

     1. RETIREMENT DATE. The Company and the Executive each have the unilateral right, upon 90 days written notice to the other party, to designate Executive's retirement date, provided however, that in no event shall his retirement date be later than March 13, 2004 (the "Retirement Date"). The Company or the Executive may designate the Retirement Date by delivering a written notice in the form attached hereto as Exhibit A to the other party. Until the Retirement Date, Executive shall continue as an employee and Senior Vice President of the Company. At his Retirement Date, Executive shall resign his employment and all appointments he holds with the Company and its affiliates. Executive understands and agrees that his employment with the Company will conclude on the close of business on the Retirement Date.

     2.   SALARY CONTINUATION PAYMENTS.

     (a) The Company agrees to continue to pay Executive, commencing on the day following the Retirement Date and ending on the earlier of (i) March 13, 2004 or
(ii) the date which is 24 months following the Retirement Date (the "Salary Continuation Period"), Executive's then current base salary (but not less than $41,667.00 per month) in equal monthly installments in accordance with the Company's normal payroll practices (collectively, the "Salary Continuation Payments"), less all applicable withholding taxes and other customary payroll deductions. The Salary Continuation Payments will commence on the first payroll date following the Retirement Date. Executive and Company agree that if the Retirement Date is on or before March 13, 2002, the Executive shall receive 24 months of Salary Continuation Payments. To the extent the Retirement Date occurs after March 13, 2002, then Executive shall receive less than 24 months of Salary Continuation Payments.

     (b) In the event of the Executive's death during the Salary Continuation Period, the Salary Continuation Payments, the Short-Term Bonus referred to in Paragraph 4, and any awards under the LTPIP referred to in Subparagraph 6(b), shall be payable to Executive's designated beneficiary or, if none, to his estate and, except to the extent benefits contemplated by this Agreement are provided by their terms to be paid to Executive's heirs and beneficiaries, the Company shall have no further obligations to Executive's beneficiaries under this Agreement.

     (c) The Salary Continuation Payments shall cease if the Executive becomes reemployed by the Company or any enterprise in which the Company owns a controlling interest.

     3. RECEIPT OF OTHER COMPENSATION. Executive acknowledges and agrees that, other than as specifically set forth in this Agreement, following the Retirement Date, he is not and will not be due any compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive's employment with the Company and its affiliates prior to the Retirement Date), unpaid bonus, severance and accrued or unused vacation time or vacation pay from the Company or any of its affiliates, and as of and after the Retirement Date, except as provided herein, he will not be eligible to participate, except as a retired employee, in any of the compensation or benefit plans of the Company or any of its affiliates, including, without limitation, the Company's Consolidated Pension and Retirement Plan, Employee Stock Ownership Plan ("ESOP"), 401(k) Supplemental Savings Plan, stock purchase plan, travel accident insurance, personal accident insurance, accidental death and dismemberment insurance and short-term and long-term disability insurance. Executive will be entitled to receive benefits, which are vested and accrued prior to the Retirement Date, pursuant to the employee benefit plans of the Company. The Company shall promptly reimburse Executive for business expenses incurred in the ordinary course of Executive's employment on or before the Retirement Date, but not previously reimbursed, provided the Company's policies of documentation and approval are satisfied.

     4. SHORT-TERM BONUS. Executive shall receive a pro rata portion (based on the number of months elapsed in the fiscal year in which his Retirement Date occurs) of Executive's bonus earned under the Short-Term (Annual) Bonus Plan of the Company for the fiscal year in which the Retirement Date occurs. For example, if Executive's Retirement Date is December 31, 2001, then Executive shall receive 6/12 of Executive's earned bonus for the fiscal year 2002. For purposes of calculating the bonus in the year in which the Retirement Date occurs, the Company will use Executive's actual financial or other quantitative performance criteria to determine Executive's bonus. With respect to any discretionary, non-quantitative component of the bonus, the Company will assume a superior level of performance by the Executive. The bonus payment provided for in this Paragraph 4 shall be in lieu of, not in addition to, all bonuses payable to the Executive and shall be paid to Executive on the same date or dates on which active participants under such bonus plan are paid bonuses for the applicable bonus periods. The bonus payment, if any, made by the Company shall be reduced by applicable withholding and other customary payroll deductions. Executive shall not be entitled to participate in any annual bonus plan of the Company for any fiscal year ending after the fiscal year in which the Retirement Date occurs.

     5. SUPPLEMENTAL NON-QUALIFIED ESOP AND RETIREMENT PLAN BENEFITS. For purposes of determining the amount of Executive's supplemental pension benefit under the Sara Lee Corporation Supplemental Benefit Plan ("Supplemental Plan") and Executive's eligibility for such supplemental pension, the Salary Continuation Period shall be considered as vesting and benefit service and Executive's Salary Continuation Payments (and any bonus paid pursuant to Section
4) shall be considered compensation. In addition, for purposes of determining the amount of Executive's supplemental ESOP benefit under the Supplemental Plan, the Salary

Continuation Period shall be considered as vesting service and Executive's Salary Continuation Payments shall be considered compensation.

     6.   STOCK OPTIONS AND LTPIP.

     (a) Executive shall not be granted any and shall not be entitled to receive any new stock options after the Retirement Date. Executive's existing stock options as of the Retirement Date will continue to vest during the Salary Continuation Period in accordance with their vesting schedules. Following the end of the Salary Continuation Period, Executive shall be treated as a retired participant under the Company's stock option plans. As a retired participant, Executive's then outstanding stock options will continue to vest and may be exercised until the earlier of (i) the expiration date of the option or (ii) five years following the date on which the Salary Continuation Period ends; provided, however, that with respect to any options granted in August, 2000 or thereafter, such options may be exercised at any time prior to the expiration date of the option. From and after the Retirement Date, Executive shall not be eligible to be issued replacement stock options upon exercise of any options held by him. Notwithstanding anything contained in this Section 6, if, at any time prior to the date of exercise of any stock option, Executive engages in:
(i) conduct for which either criminal or civil penalties against Executive may be sought, (ii) conduct that would constitute a breach of this Agreement under Paragraphs 11, 12 or 13; (iii) violation of the Company's Global Business Standards; or (iv) breaching any agreement by and between Executive and the Company, then the Executive's unexercised Stock Options shall terminate effective the date on which Executive enters into such activity.

     (b) Subject to the determination of the Compensation and Employee Benefits Committee of the Company's Board of Directors (the "Committee"), Executive shall be entitled to PRO RATA awards under the Company's Long-Term Performance Incentive Plans ("LTPIP"), subject to the terms of the LTPIP, including, without limitation, the requirement that Executive have at least 18 months of service during any 36 months period covered by the LTPIP to qualify for a pro rata award under the LTPIP. The awards shall be calculated in a manner consistent with the methodology used to calculate awards generally for other similar situated participants in the LTPIP. The Company shall recommend to the Committee that Executive receive an award under the LTPIP. Executive shall not be entitled to any other award under the LTPIP.

     7. HEALTH INSURANCE CONTINUATION, UNIVERSAL LIFE. Beginning on the Retirement Date, Executive may elect to participate in the Sara Lee Corporation Retiree Medical Plan available to the Executive Benefit Group of the Company in accordance with the terms and conditions of the plan in effect from time to time; provided that, such coverage shall not be available to the Executive unless he elects such coverage within thirty (30) days following the Retirement Date. The premium charged Executive for such retiree medical coverage may be different from the premium charged an active employee of the Company for similar coverage. The Company further agrees to continue to fund the individual universal life insurance policy provided to Executive by the Company under the Company's Executive Life Insurance Plan in accordance with the terms and conditions of such plan, as such plan is in effect from time to time.

     8. AUTOMOBILE. Following his Retirement Date, Executive may continue to use the automobile provided to him by the Company in accordance with the terms of the Company's leased automobile policy until the earlier of (i) the end of the Salary Continuation Period, (ii) the date on which he accepts full-time employment with another employer or (iii) the end of the lease term and provided further that the Company shall only be responsible for the lease payments and insurance; Executive shall be responsible for all other operating expenses, including all fuel and maintenance expenses related to the automobile. Executive shall have the option to purchase the automobile at any time during the term of this Agreement or upon the termination of this Agreement. In the event the Executive elects to purchase the automobile, the purchase price shall be determined in accordance with the Company's then current policy. During the term of the lease, the Company shall continue to insure or provide insurance (including collision, comprehensive and liability) for the automobile.

     9.   OTHER BENEFITS.

     (a) Executive will be entitled to fulfillment of any matching grant obligations under the Company's Matching Grants Program with respect to commitments made by Executive prior to the Retirement Date.

     (b) Executive shall continue to participate in the Estate Builder Plan of the Company after the Retirement Date. The interest credited to Executive's account under the plan after the Retirement Date shall be credited at the target rate set forth in the plan, as such plan is in effect from time to time, and the funds in Executive's account shall be paid to Executive in accordance with the terms and conditions of the plan and the Estate Builder Agreement between Executive Employee and the Company, as such plan and agreement are in effect from time to time.

     10. CONSULTING SERVICES AND REIMBURSEMENT OF EXPENSES. Following the Retirement Date, Executive agrees to make available to Company, during the Salary Continuation Period, at mutually agreeable times, Executive's services, experience and knowledge with respect to the operations, practices and policies of Sara Lee Foods and Sara Lee Foodservice. Nothing contained in this Section 10 shall be deemed to create an employment relationship between the Company and Executive. In providing such consulting services, Executive shall be an independent contractor and shall not have the authority to bind the Company with respect to any matter. During the Salary Continuation Period, the Company shall reimburse Executive for all out-of-pocket expenses reasonably and necessarily incurred in the performance of such consulting services, provided that such expenses are incurred at the request of the Company. Reimbursement shall be made against the submission by Executive of signed itemized expense reports in accordance with the travel and business expense reimbursement policies of the Company in effect from time to time. The Company's sole remedy for breach of this Section 10 shall be an action for specific performance. The Company may not set off any amounts due to Executive hereunder in the event Executive fails to render consulting services.

     11. NON-SOLICITATION AND NON-COMPETITION. In consideration for receiving the payments contained in this Agreement following the Retirement Date, Executive agrees that, during the Salary Continuation Period, the Executive:

     (a) will not, without the prior written consent of the Company, alone, or in association with others, solicit on behalf of Executive, or any other person, firm, corporation or entity, any employee of the Company, or any of its operating divisions, subsidiaries or affiliates, for employment with a Competing Business (as defined below). For purposes of this Agreement and to avoid any ambiguity, the Company and Executive agree that it will be presumed that Executive solicited an employee of the Company if such employee commences work with a Competing Business within one (1) year after Executive becomes employed by, an investor of or affiliated with such Competing Business; and

     (b) will not, without the prior written consent of the Company, directly or indirectly, engage or invest in, counsel or advise or be employed by any Competing Business. Notwithstanding the foregoing, Executive shall be entitled to own not more than four and nine-tenths percent (4.9%) of any publicly held entity that is a Competing Business. For purposes of this Agreement, a "Competing Business" shall mean the twenty largest entities (whether person, partnership, limited liability company, corporation or other entity), as measured by total revenues, engaged in foodservice distribution, meat manufacturing and distribution and bakery manufacturing and distribution. Attached hereto as Schedule 1 is a list of the twenty largest entities in each of the three business categories as of the date of this Agreement. Executive understands and agrees that the composition of the twenty largest competitors for each of the three lines of business may change over time and that the Company's determination of the twenty largest competitors (using publicly available information) shall be dispositive for purposes of this Agreement.

     12. CONFIDENTIALITY. At all times hereafter, Executive will maintain the confidentiality of all information in whatever form concerning the Company or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside the Company, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of the Company. Executive will promptly after the Retirement Date return to the Company all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company, its subsidiaries and affiliates, and Executive will not retain any copies, duplicates, reproductions or excerpts thereof.

     13. NON-DISPARAGEMENT. At all times hereafter, Executive will not disparage or criticize, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company or any of its operating divisions, subsidiaries or affiliates to any person.

     14.  BREACH OF AGREEMENT.

     (a) In the event of any dispute under this Agreement, the party who has the claim under this Agreement shall give the other party written notice, and except in the case of a breach of this Agreement which is not susceptible to being cured (such as the disclosure of confidential information), ten calendar days in which to cure.

     (b) In the event of a breach of this Agreement, including, but not limited to Paragraphs 11, 12 and 13 by Executive (i) the Company shall have the right to immediately discontinue any remaining Salary Continuation Payments and other obligations of the Company to Executive during the remaining Salary Continuation Period but excluding any obligation to provide vested and accrued pension benefits under any qualified Company pension plan and any payments due Executive under any deferred compensation plan of the Company, and (ii) the Salary Continuation Period shall thereupon cease.

     (c) If the Company pursues a claim for actual damages for a breach of Paragraphs 11, 12, or 13 by Executive, any award will first be offset by any monies remaining owed to the Executive under this Agreement.

     (d) Executive and the Company acknowledge and agree that the Company will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Paragraphs 11, 12 or 13 and agree that in event of actual or threatened breach or violation of such provisions the Company shall be awarded injunctive relief in the federal or state courts located in Illinois to prohibit any such violation or breach or threatened violation or breach, without necessity of posting any bond or security and such right to injunctive relief shall be in addition to any other right available under this Agreement.

     15.  RELEASE.

     (a) In consideration for the payments and other benefits contained in this Agreement, Executive agrees to deliver to Company, no later than 22 days following written notice of the Retirement Date by either party, a release in the form attached hereto as Exhibit B (the "Release"). Unless and until Executive delivers the duly executed Release to the Company, the Company shall have no obligation to make any payments required under this Agreement.

     (b) Executive on behalf of himself, his heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release, acquit and forever discharge the Company and any affiliates, legal representatives, successors, assigns and past, present and future directors, officers, employees, trustees and shareholders (collectively, the "Released Parties") from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date thereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive, or any of his heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against any of the Released Parties. Executive acknowledges that in exchange for this release, the Company is providing Executive with a total consideration, financial or otherwise, which exceeds what Executive would have been given without the release. By executing this Agreement, Executive is waiving all claims against the Released Parties arising under federal, state and local labor and antidiscrimination laws and any other restriction on the right to terminate employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, and the Illinois Human Rights Act, as amended. Executive represents and warrants that he has not filed or initiated any legal or equitable proceeding, or any proceeding involving a private right of action, against any of the Released Parties and that no such proceedings have been initiated against any of the Released Parties on his behalf. Executive will not cause or encourage any lawsuit or any action involving a private right to be maintained or instituted against any of the Released Parties, and he will not participate in any manner in any such proceedings against any of the Released Parties, except as required by law. Nothing herein shall release any party from any obligation under this Agreement.

     (c) EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). EXECUTIVE FURTHER
AGREES: (A) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE SALARY CONTINUATION PAYMENTS AND OTHER BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENTS AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENTS AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE THEN BECOME EFFECTIVE AND ENFORCEABLE.

     (d) To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including, but not limited to, any of the claims released in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive or any of the Released Parties from instituting any action required to enforce the terms of the Agreement and this Release. In addition, noting herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974.

     16. EXECUTIVE'S UNDERSTANDING. Executive acknowledges by signing this Agreement that Executive has read and understands this document, that Executive has conferred with or had opportunity to confer with Executive's attorney regarding the terms and meaning of this

Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representatives or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.

     17. NON-RELIANCE. Executive represents to the Company and the Company represents to Executive that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     18. SEVERABILITY OF PROVISIONS. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     19. NON-ADMISSION OF LIABILITY. Executive agrees that neither this Agreement nor the performance by the parties hereunder constitutes an admission by any of the Released Parties of any violation of any federal, state, or local law, regulation, common law, breach of any contract, or any other wrongdoing of any type.

     20. NON-ASSIGNABILITY. The rights and benefits under this Agreement are personal to Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of Executive upon death.

     21. ENTIRE AGREEMENT. This Agreement sets forth all the terms and conditions with respect to the compensation, remuneration of payments and benefits due Executive from the Company and supersedes and replaces any and all other agreements or understandings Executive may have had with respect thereto. It may not be modified or amended except in writing and signed by both Executive and an authorized representative of the Company.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     22. NOTICE. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

               To Executive at:

               the address of Executive, in Illinois, as set forth in the payroll records of the Company



               To the Company at:

               Sara Lee Corporation
               Three First National Plaza
               Chicago, Illinois  60602-4260
               Attention:  General Counsel

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE                                    SARA LEE CORPORATION

/s/ James R. Carlson                         By:  /s/ Gary C. Grom
----------------------------------                ------------------------------
James R. Carlson                                  Name:  Gary C. Grom
                                                  Title: Senior Vice President -
                                                         Human Resources

                                    EXHIBIT A


                         IF NOTICE GIVEN BY THE COMPANY

DATE



Mr. James R. Carlson
820 Crescent Boulevard
Glen Ellyn, IL  60137


Re:  Notice of Retirement Date

Dear Jim:

Sara Lee Corporation hereby notifies you that it has designated [insert date, which date must be at least 90 days after the date of letter] as your Retirement Date for purposes of Section 1 of the Consulting and Retirement Agreement dated March __, 2000 by and between Sara Lee and you.

Sincerely,


SARA LEE CORPORATION

By:
    -------------------------

                                    EXHIBIT A

                        IF NOTICE GIVEN BY THE EXECUTIVE


DATE



Sara Lee Corporation
Three First National Plaza
Chicago, Illinois  60602
Attn:  General Counsel

Re:  Notice of Retirement Date

Dear ___________________:

I hereby notify Sara Lee Corporation that I have designated [insert date, which date must be at least 90 days after the date of the letter] as my Retirement Date for purposes of Section 1 of the Consulting and Retirement Agreement dated March __, 2000 by and between Sara Lee and me.

Sincerely,




James R. Carlson

                                    EXHIBIT B

                                     RELEASE


     Sara Lee Corporation (the "Company") and James R. Carlson ("Executive") enter into this Release (this "Release") on the __ day of ______________, ____.

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Company and Executive are parties to a Consulting and Retirement Agreement (the "Agreement");

     WHEREAS, as a condition for the receipt of benefits (the "Benefits") under the Agreement, Executive has agreed to execute this Release.

     NOW THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

     (a) Executive on behalf of himself, his heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release, acquit and forever discharge the Company and any affiliates, legal representatives, successors, assigns and past, present and future directors, officers, employees, trustees and shareholders (collectively, the "Released Parties") from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date thereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive, or any of his heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against any of the Released Parties. Executive acknowledges that in exchange for this release, the Company is providing Executive with the Benefits which exceed what Executive would have been given without this Release. By executing this Release, Executive is waiving all claims against the Released Parties arising under federal, state and local labor and antidiscrimination laws and any other restriction on the right to terminate employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, and the Illinois Human Rights Act, as amended. Executive represents and warrants that he has not filed or initiated any legal or equitable proceeding, or any proceeding involving a private right of action, against any of the Released Parties and that no such proceedings have been initiated against any of the Released Parties on his behalf. Executive will not cause or encourage any lawsuit or any action involving a private right to be maintained or instituted against any of the Released Parties, and he will not participate in any manner in any such proceedings against any of the Released Parties, except as required by law. Nothing herein shall release any party from any obligation under this Agreement.

     (b) EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). EXECUTIVE FURTHER
AGREES: (A) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS RELEASE SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE.

     (c) To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including, but not limited to, any of the claims released in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive or any of the Released Parties from instituting any action required to enforce the terms of the Agreement and this Release. In addition, noting herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974.



SARA LEE CORPORATION                         EXECUTIVE


By:
     -----------------------------           -----------------------------------
Name:                                        James R. Carlson
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Title:
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